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                   SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM 8-K

                             CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2001


                                 EBUX, Inc.
                  -----------------------------------------
            (Exact name of registrant as specified in its charter)


Florida                                                      95-4720231
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(State or other jurisdiction of                              I.R.S. Employer
incorporation or organization)                               Identification No.)

8 Gaucho Drive
Rolling Hills Estate, CA                                     90274
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(Address of principal executive offices)                     (Zip Code)

Registrants telephone number, including area code             514-830-4474
                                                              ---------------
Commission File Number:  000-27621



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(Former name or former address,                               (Zip Code)
if changed since last report.)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

   See Item 2 below.



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On February 22, 2001, 3838421 Canada Inc., a Canadian corporation ("3838421"), sold, transferred and assigned to the issuer ("EBUX"), its exclusive worldwide license to use and commercialize the client software known as the Gnotella Client ("Gnotella") and its trademark license associated therewith. Prior to the transaction there was no relationship between 3838421 and EBUX nor any of their respective officers, directors or affiliates.

In consideration of the transaction, EBUX will pay 3838421 $1,000,000 together with other and ongoing consideration as set forth in the definitive agreement attached as an exhibit to this filing. The $1,000,000 will be raised by EBUX through a private sale of its common stock. 3838421 and its principals also received the right to acquire warrants for the purchase of EBUX stock that iffully exercised would give 3838421 control of EBUX.
The stated consideration was arrived at through the negotiations of independent parties based upon the perceived value of the transaction to the parties. No other principles of valuation were followed.

In connection with the transaction, the officers and directors of EBUX resigned and will be replaced by directors nominated by 3838421, which directors will then elect new officers. At the present time, Mr. Stephane Chouinard, the CEO of 3838421, is the sole director and president of EBUX.

Gnotella is a distributed real time search and file-sharing program run from a user's desktop as a client and a server in a peer-to-peer network.
Gnotella allows users to interface directly with each other with no intermediate, central authority. Gnotella also allows users to search for and share any type of digital file, including without limitation, audio, video, word processing documents, recipes, games, and text files. A user can typically connect to and search thousands to tens of thousands of peers s to terabytes of information. Additionally, Gnotella's open architecture allows users to search for and share files with users of compatible programs.

Gnotella is designed for the Windows environment, and offers features such as multiple simultaneous searches, resumption of partial or failed downloads, improved filtering/spam protection, bandwidth monitoring, enhanced statistics, upload throttling, skinning and other features that go well beyond other methods of online file sharing. Gnotella is based on open and adaptable protocols, allowing customized development targeted for the consumer and business communities.

Since August 2000, there have been more than 750,000 downloads of the Gnotella client. While accurate counting is impossible in a pure peer to peer network environment due to the absence of a centralized server, EBUX believes that the average number of Gnotella users per day has risen from 10,000 to 30,000 in November, 2000, to between 20,000 and 50,000 users in January, 2001. In addition, the company's server logs indicate that during the four days preceding this filing, there were 62,588 downloads of the Gnotella client and 295,673 page views of its website.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

     None

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     None

ITEM 5. OTHER EVENTS

     None

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

     See Item 2 above.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    Proforma financial information demonstrating the acquisition set forth in Item 2 above will be filed by amendment to this Form 8-K within 60 days of the filing of this Form 8-K.

Exhibits

2     Acquisition Agreement

ITEM 8.  CHANGE IN FISCAL YEAR

     None

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBUX, Inc.

/s/ Stephane Chouinard
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Stephane Chouinard, President

Date: March 9, 2001



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